Exhibit 99.1

To the Holders of:
STRATS(SM) TRUST FOR J.P. MORGAN CHASE & CO., SERIES 2004-9
Structured Repackaged Asset-Backed Trust Securities
*CUSIP:         86311T208 - Variable Floating Rate Certificates


U.S. Bank Trust National Association, as Trustee for the STRATS(SM) TRUST FOR J.P. MORGAN CHASE & CO., SERIES 2004-9, hereby gives notice with respect to the Scheduled Distribution Date of January 15, 2006 (the "Distribution Date") as follows:

1. The amount received from the Swap Counterparty on January 15, 2006 was $79,454.88 and was distributed to Certificateholders as interest.

2. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Certificate is set forth below:

                   Principal    Interest         Total
                                                 Distribution
                   $ 0.000000   $ 0.100185205    $ 0.100185205

3. The amount of aggregate interest due and not paid as of the Distribution Date is 0.000000.

4. No fees have been paid to the Trustee or any other party from the proceeds of the Underlying Securities.

5. At the close of business on the Distribution Date, $19,827,000 aggregate principal amount of JPMorgan Chase & Co., formerly named J.P. Morgan Chase & Co., 4.875% Notes due March 15, 2014 (the Underlying Securities) were held for the above trust.

6. At the close of business on the Distribution Date, 793,080 Certificates representing $19,827,000 aggregate Certificate Principal Balance were outstanding.

7. The current rating of the Underlying Securities is not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association,
as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.